To Become Effective Upon Filing Pursuant to Rules 464 and 456.
As filed with the Securities and Exchange Commission on October 25, 1999.

File No. ________________

                         SECURITIES AND EXCHANGE COMMISSION
				                         	Washington, D.C. 20549
  				                             ______________

                                     FORM S - 8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ______________

                          UNITED NATIONAL FILM CORPORATION
                 (exact name of issuer as specified in its charter)

	       Colorado			                      84-1092589
	(State or other Jurisdiction (IRS Employer Identification No.) of incorporation or organization)

	6363 Christie Avenue, Unit 601
	Emeryville, California		                 	94608
(Address of principal executive offices)		   (Zip Code)
                                    _______________

                 1999 CONSULTING AGREEMENT WITH DONALD R. YU ET ALIA
                               (full title of the plan)
                                     _______________

Walter C. Natham                    Copy to:  Richard J. Hockert, Esq.
1763 S. Glen Cove                                P.O. Box 797664
Denver, Colorado 80222                           Dallas, TX 75379-7664
(303) 759- 1139
(Name and address of agent for service)

Approximate date of commencement of proposed sale to the public.
AS SOON AS POSSIBLE AFTER THE REGISTRATION STATEMENT IS EFFECTIVE.

                        CALCULATION OF REGISTRATION FEE
                   	              Proposed     Proposed
				                              maximum	     maximum
                                  offering    aggregate   Amount of
Title of securities  Amount to be  price per    offering  registration
to be registered	   registered<F1> share <F1>   price <F1>  fee <F1>

Common Stock
($.001 par value)		       645,000    	$ .175	  $112,875	    $100.00

<F1>	Pursuant to Rule 457 (h) and Rule 457 (c), the maximum offering price was calculated based upon the average of the bid ($.10) and asked ($.25) price of the Registrant's Common Stock in the over-the-counter market on October 21, 1999. The registration fee represents the minimum prescribed fee.

                       UNITED NATIONAL FILM CORPORATION
     CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

	Form S-8 Item Number
   	 and Caption				                   Caption in Prospectus

1.Forepart of Registration Statement  Facing Page of Registration
   and Outside Front Cover Page	      Statement and Cover Page of
   of Prospectus; Part I, Item 1	     Prospectus; full title of
                                      the plan

2.Inside Front and Outside Back		     Inside and Outside Cover
   Cover Pages of Prospectus          Page of Prospectus

3.Part I, Item 2				                  Available Information

4.Summary Information, Risk Factors	  Risk Factors
  and Ratio of Earnings to Fixed Charges

5.Use of Proceeds; Determination of	   Use of Proceeds
	Offering Price

6.Dilution					                        Dilution.

7.Selling Security Holders		           Sales by Selling Security Holders

8.Plan of Distribution			              Cover Page of Prospectus, Sales by
                                       Selling Security Holders, and Plan of
                                       Distribution

9.Part II, Item 3, Incorporation of	   Part II, Item 3,Incorp. of
  Certain Information by Reference	    Documents by Reference

10.Part II, Item 4, Description of	    Description of Securities;
	Securities to be Registered		         Consulting Agreement

11.Part II, Item 5, Interests of		     Legal Matters
	Named Experts and Counsel

12.Material Changes				                 Not Applicable

13.Disclosure of Commission Position	   Part II Item 6,
   on Indemnification for Securities    Indemnification of;
   Act Liabilities, Part II, Item 6     Directors and Officers

14.Part II, Item 8				                  Exhibits, Opinion of
                                        Counsel
15.Part II, Item 9				                  Part II, Item 9,Undertakings.

PROSPECTUS
	              UNITED NATIONAL FILM CORPORATION

                      645,000 Shares of Common Stock
                           (0.001 par value)

Issued Pursuant to Consulting Agreements with Donald R. Yu et alia.

This Prospectus is part of a Registration Statement which we are filing to register an aggregate 645,000 shares of Common Stock, $.001 par value of United National Film Corporation of which 400,000 have been issued to Donald R. Yu and others in return for performing certain consulting duties; 195,000 have been issued to Richard J. Hockert, Esq. in return for performing certain legal work and 50,000 have been issued to George P. Eshoo, Esq, in return for performing certain legal work.

The shares may be offered by the selling security holders from time to time in open market transactions (which may include block transactions) or otherwise on the Electronic Bulletin Board ("Bulletin Board") of the National Association of Securities Dealers ("NASD") or in private transactions at prices relating to prevailing market prices or at negotiated prices.

The shares of common stock of the Company have been re-listed and began trading on the Bulletin Board under the symbol "UTNF" as of October 21, 1999.

We are an independent film company engaged in the acquisition, development, Production and distribution of low cost films throughout the United States and Europe.

In this prospectus, the terms "Company," "we," "our," and "us" refer to United National Film Corporation. The term "you" refers to a prospective investor. The term "shares" or consultant shares" refers the shares being registered and sold by the consultants.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY
STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

The date of this Prospectus is October 25,1999.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room
1024, 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The Company's Common Stock is traded in the over-the-counter market on the OTC Bulletin Board under the symbol "UTNF".

The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, with respect to an aggregate of 645,000 shares of the Company's Common Stock, to be issued to consultants of the Company pursuant to the Consulting Agreements. In accordance with the rules and regulations of the Commission, this Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement.

For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus and to any document are not necessarily complete. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1.	The Company's Annual Report on Form 10-K for the fiscal year ended
June 30, 1999;

2.	The Company's Quarterly Reports on Form 10-Q for the quarters ended
March 31, 1999, September 30,1998 and December 31, 1998;

3.	The Company's 8-K dated February 10, 1998 as amended April 1, 1998.

	All reports and documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of content that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to the Corporate Secretary at the address for the Company listed in this Prospectus.

THE COMPANY

United National Film Corporation (formerly known a Riverside Capital, Inc.) was formed under the laws of the State of Colorado on July 19, 1988, in order to evaluate, structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

On February 28, 1989, the Company completed a public offering of 20,500,000 Units at an offering price of $.01 per Unit. Each Unit consisted of one share of the Company's no par value common stock and three Class A Common Stock Purchase Warrants. Each A Warrant entitled the holder to purchase, at a price of $.02, one share of Common Stock and one Class B Common Stock Purchase Warrant until December 22, 1992. Each B Warrant entitled the holder to purchase one share of Common Stock at $.05 per share until December 22, 1992. The proceeds to the Company from its initial public offering were approximately $159,089.

On March 2, 1989, the company made a $20,000 investment in Escalante Capital, Inc.("Escalante"), a wholly owned subsidiary of the Company. Escalante did not engage in any business activity and has been dissolved.

On June 19, 1989, the Company purchased an eighty percent (80%) interest in Fortune Mint, Inc. ("Fortune") for $75,000 in cash, subsequently selling all of its interest in Fortune to Heavenly Hot Dogs ("Heavenly") for a 90 day promissory note for $75,000 and 7,000,000 restricted shares of Heavenly common stock. Heavenly defaulted on its note and the agreement to sell Fortune to Heavenly was terminated.

Due to financial difficulties, Fortune closed down its activities and is no longer manufacturing its mints. As of September 7,1990, the Company no longer owned any interest in Fortune and has written off its investment.

On March 18, 1992, the Company acquired all of the issued and outstanding shares of United National Film Corporation in exchange for an aggregate of 407,250,000 (after giving effect to a proposed one for two reverse split) authorized but unissued shares of the common stock, no par value, of Riverside Capital, Inc. United National Film corporation assisted
Riverside Capital, Inc. in a business combination which resulted in the shareholders of United National Film Corporation owning together approximately 90% of the then issued and outstanding shares of Riverside Capital Inc.'s common stock and Riverside Capital
Inc. holding 100% of the issued and outstanding shares of United
National Film Corporation's common stock. No cash was acquired by either corporation in this merger and the name of Riverside Capital, Inc. was changed to United National Film Corporation.
On February 10, 1998, the Company entered into a Stock Purchase and Exchange Agreement with Titus Productions, Inc. ("Titus") et al. which provides for the recapitalization of the Company through the adoption of a resolution to:

   a) reverse split the common stock of the Company at the ratio of 1000:1;
   b) issue 2,000,000 shares (post split) of the Company to Mr. Deno Paoli and issue 2,000,000 shares (post split) of the Company to Mr. Ted Mortarotti and Ms. Jody Mortara in equal proportions;
   c) issue 50,000 shares of non-voting convertible preferred stock (convertible into common voting stock at the ratio of 20:1) to Mr. Deno Paoli and issue 50,000 shares of non-voting convertible preferred stock (convertible into common voting stock at the ratio of 20:1) to Mr. Ted Mortarotti and Ms. Jody Mortara in equal proportions;
   d) acquire 1,000,000 shares of Titus Productions, Inc. (being all of the issued and outstanding shares of Titus);
e) acquire all of the common voting shares of the Company owned by Mr. Conrad Sprenger and Mr. Richard L. Bare and cancel such shares at no cost to the Company; and
   f)  issue and register 1,000,000 shares of common voting stock to Donald
R. Yu et alia pursuant to the provisions of a Consulting Agreement and in accordance with the Securities and Exchange Act of 1933 on Form S-8.

Pursuant to the Agreement, the Company acquired all of the capital stock of Titus and the common voting shares of Mr. Conrad Sprenger and Mr. Richard L. Bare in exchange for the distribution of the shares to Mr. Deno Paoli and Ms. Jody Mortara. At the time of the exchange, Mr. Deno Paoli owned approximately 36.6% of the issued and outstanding shares of the Company.
Mr. Ted Mortarotti and Ms. Jody Mortara each owned approximately 18.3% of the issued and outstanding shares of the Company.

DESCRIPTION OF BUSINESS

The Company plans to produce small budget feature motion pictures. The Company cannot guarantee that this goal will be accomplished, as financing of motion pictures has historically been difficult.

The Company's inventory of screenplays and budgets are its only assets. Through a process known in the industry as "packaging", the Company will attempt to secure directors and actors to be attached to the various screenplays at which time the plan is to attempt to finance each package. Sources of capital are the major film studios and distribution companies and Limited Partnerships or Private Placements. There is no assurance that the price of the Company's common stock will increase.

RISK FACTORS

Investing in our common stock will provide you with an equity ownership In our company. Your investment will be subject to risks inherent in our Business. The trading price of your shares will be affected by the Performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of y9our investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements. Our actual results may differ materially from those projected in the forward-looking statements as a result of any number of factors including the risk factors set forth below.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, OUR FUTURE OPERATING
RESULTS ARE DIFFICULT TO FORECAST. ANY FAILURE TO ACHIEVE PROFITABILITY IN THE FUTURE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

We are a development stage company and, as such, are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history, lack of market recognition for its products and the need to develop new banking and financial relationships. We have not yet demonstrated an ability to finance and profitably operate using the concepts and business plan stated herein.

WE MAY NOT ACHIEVE PROFITABLE OPERATIONS.

There can be no assurance that, even if we are successful in acquiring film scripts, shooting, producing and distributing the type of movies which we choose, that such operations will be profitable.

WE MAY HAVE DIFFICULTY FINANCING OUR PLANNED GROWTH.

We are reliant upon funding from sources other than operations, primarily loans from shareholders and private sales of restricted securities, for our continued viability and growth. There can be no assurance that we will be able to continue to raise such funds in the future, in which event our future viability would be doubtful.

WE ARE VULNERABLE TO THE VALIDITY AND ENFORCEMENT OF INTELLECTUAL PROPERTY
RIGHTS.

Our business strategy is to produce, shoot and distribute movies based on screenplays, scripts and other intellectual property rights that we hold. Although we are confident of our rights to such property, there can be no assurance that claims to such intellectual property rights will not be made by unaffiliated third parties.

WE DO NOT HAVE A PRIOR TRADING MARKET FOR THE COMMON SHARES.

For a period of five years prior to this offering there has been no public market for the Company's Common Stock and there can be no assurance that an active market will develop or be sustained.

WE DEPEND ON CERTAIN KEY PERSONNEL.

We are greatly dependent on the services and efforts of our executive and operating officers. The loss of one or more of our executive and operating officers could have a material adverse effect on our operations.

A SMALL NUMBER OF EXISTING STOCKHOLDERS CONTROL OUR COMPANY.

Following the completion of this offering, the existing shareholders will continue to own approximately 92% of the outstanding Common Stock, consequently, the existing shareholders will remain in a position to elect all the members of the Board of Directors and otherwise exert significant influence over the Company.

THIS OFFERING WILL DILUTE THE VALUE OF THE STOCK.

Investors participating in this offering will incur some dilution of their investment as it relates to the resulting net tangible book value of our capital stock after the completion of the offering.

WE DO NOT DETERMINE THE PUBLIC OFFERING PRICE OF OUR SHARES.

The public bid and offering price of the shares is determined by the market makers for the Company and is not necessarily related to our asset value, net worth or other established criteria of value.

WE HAVE A DISCRETIONARY AUTHORITY TO ISSUE PREFERRED STOCK.

Our Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely effect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, prevent shareholders from receiving the maximum value for their shares.

WE DO NOT PLAN TO PAY DIVIDENDS.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY.

Our Certificate of Incorporation provides that the Company shall indemnify our directors and officers against certain liabilities incurred with their service in such capacities to the fullest extent permitted under Colorado law. In addition, the Certificate of Incorporation provides that the personal liability of our directors and officers and our stockholders for monetary damages will be limited.

THE PRICE OF OUR SHARE COULD BE VOLATILE.

The trading prices of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results, our announcements of material business events, the increase in the public "float" for our common stock, from approximately 1,187,000 freely tradable shares to approximately 1,832,000 freely tradable shares as a result of this offering, and other events or factors or to general stock market volatility and fluctuations in price and volume.

A LARGE NUMBER OF OUR OUTSTANDING SHARES MAY BE SOLD INTO THE MARKET
IN THE NEAR FUTURE WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK

TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

As of October 25, 1999, we had 6,186,983 shares of common stock issued and outstanding, of which only approximately 1,187,000 are freely tradable shares. Upon the effective date of this offering, an additional 645,000 shares will be freely tradable, for a total of approximately 1,832,000. All other outstanding securities are and will be restricted securities as that term is defined in the Securities Act of 1933, as amended, and in the future may be sold only in compliance with Rule 144 of such act. In general, under Rule 144, a person who has beneficially owned restricted shares of the Company for at least one year (including any person who may be deemed to be an affiliate of the Company) is entitled to sell in normal brokerage transactions during the periods when information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of a) the average weekly trading volume of the Company's shares during the four calendar weeks immediately preceding such sale or b)one percent of the total shares of the Company then outstanding.

A person who has not been an affiliate of the Company for the three months prior to a sale and who has held restricted shares for at least two years would be entitled to sell such shares without restriction. Sales of our common stock by present stockholders pursuant to Rule 144 or otherwise, may, in the future, have a depressive effect on the price of the common stock.

OUR SHARES ARE SUBJECT TO PENNY STOCK REGULATION.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny-stocks". Penny stocks generally are equity securities with a price less than $5.00 per share, other than securities registered on certain national securities exchanges or listed on NASDAQ-Small Cap. The penny stock rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations from the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotation, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Since, at this time, the Company's securities fall under the definition of penny stocks, Investors in the offering may find it more difficult to sell such securities.

CONSULTING AGREEMENT

The Company entered into a consulting agreement ("Consulting Agreement") dated November 18, 1998 by and between Donald R. Yu (the "Consultant") and the Company pursuant to which the Company agreed to issue to Donald R.
Yu et alia 645,000 shares (the "Consultant Shares") of common voting stock of the Company in consideration for certain consulting services to be provided to the Company over an anticipated one year period commencing with
the date of the Consulting Agreement.   Under the terms of the Consulting
Agreement, the Consultant is to provide the following consulting services on behalf of the Company (i) identification, evaluation, structure, negotiation and of business acquisitions, consolidations, mergers and strategic alliances; and (ii) technical and analytical consulting concerning management, marketing, corporate organization and structure, and expansion of services. The Company has issued the Consultant Shares to Consultants in exchange for performance under the Consulting Agreement.
The Company is registering those shares pursuant to this Registration Statement and Prospectus. As of the issuance of the Consultant Shares, the following Consultants were issued the respective shares from the Company as indicated next to their names:

	Consultant			    Number of Shares
Mr. Donald R. Yu 				                400,000
Richard J. Hockert 			               195,000
George P. Eshoo			                    50,000

RESTRICTIONS UNDER SECURITIES LAWS

The sale of any shares of Consultant Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal
Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of grant.

FEDERAL INCOME TAX EFFECTS

The following discussion applies to the Consultant Shares issued under the Consulting Agreement and is based on federal income tax laws and regulations in effect on December 31, 1997. In connection with the issuance of

Consultant Shares any compensation payable to the Consultant under the Consulting Agreement, the Consultant must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which the Consultant's beneficial interest in the property either is transferable or is not subject to a substantial risk of forfeiture.

A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Consultant Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the Consultant are treated as transferable if and when the Consultant can sell, assign, pledge or otherwise transfer any interest in the Consultant Shares to any person. Inasmuch as the Consultant would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Consultant Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the Consultant would be obligated to include in gross income the fair market value of the Consultant Shares received once the conditions to receipt of the Consultant Shares are satisfied.

USE OF PROCEEDS
The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

SALES BY SELLING SECURITY HOLDERS

The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly, the maximum amount of shares of Common Stock to be offered by the Selling Security Holder, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 6,186,983 shares of Common Stock of the Company outstanding at June 30, 1999).

Name of Selling	Number of 	     Shares to        Owned After  Percentage
Security Holder	Shares owned    be Offered	      Offering      Owned
Donald R. Yu		         600,000	  400,000	         200,000        *
Richard J. Hockert     375,000	  195,000	         180,000        *
George P. Eshoo		      100,000    50,000           50,000	       *

* Less than Five Percent
RESTRICTIONS ON RESALE

There are no restrictions on resale which would prevent any or all of the Selling Security Holders from reselling some or all of their shares of Common Stock.

PLAN OF DISTRIBUTION

The Shares may be offered by the Selling Security Holders from time to time in open market transactions (which may include block transactions) or otherwise on the Bulletin Board or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the Purchasers of shares for whom such broker-dealer may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Security Holders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts, under the Securities Act. The Company will not receive any proceeds from the sale of the Shares.

The costs, expenses and fees incurred in connection with the registration of the Shares will be paid by the Company.

DESCRIPTION OF SECURITIES
The Company is currently authorized to issue up to 30,000,000 shares of Common Stock, $.001 par value, of which 6,186,983 shares were outstanding as of June 30, 1999. The Company is also authorized to issue up to 3,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are issued and outstanding as of June 30, 1999.

Common Stock

Subject to the dividend rights of the holders of preferred stock, upon any subsequent authorization thereof, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company require that only one-third of the issued and outstanding shares of Common Stock of the Company need be represented to Constitute a quorum and to transact business at a stockholders' meeting.
The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

On February 10, 1998, the Company designated 100,000 shares of its Preferred Stock, par value $.01, as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") . The Series A Preferred Stock has no dividend or preemptive rights and is not be subject to a right of redemption on the part of the Company at any time. Holders of the Series A Preferred Stock have the right, at their option, to convert each share of Series A Preferred
Stock into Common Stock, calculated as to each conversion to the nearest share at any time at a conversion ratio of twenty (20) shares of the Common Stock for each share of Series A Preferred Stock, No fractional share or scrip representing a fractional share will be issued upon conversion of the Series A Preferred Stock. In the event of any reclassification, merger consolidation or change of shares of the Series A Preferred Stock and/or the Common Stock, the Company shall make adjustments to the conversion ratio which shall be as nearly equivalent to that stated above as my be practical. The Series A Preferred Stock is subject to adjustment in certain events, including:

   (i) the issuance of capital stock as a divided or distribution on Common
Stock,
   (ii) subdivision, combinations, reverse stock splits and reclassification of the Common Stock,
   (iii) the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of such record date) to subscribe for Common Stock, and
   (iv) the fixing of a record date for the distribution to all holders of Common Stock of evidence of indebtedness or assets (other than cash dividends) of the Company's or subscription rights or warrants (other than those referred to above).


The Series A Preferred Stock does not have any voting rights except that the consent of the holders of at least a majority of all of the Series A Preferred Stock at the time outstanding shall be necessary to change, alter or revoke the rights and preferences conferred on the Series A Preferred Stock by the Certificate of Incorporation or any resolutions corollary thereto or to adopt any amendment to the Certificate of Incorporation which materially adversely affects the rights of the holders of the Series A Preferred Stock.

In the event of the liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Company, a liquidating distribution before any distribution may be made
to holders of Common Stock of the Company.   The holders of the Series A
Preferred Stock outstanding shall be entitled to receive an amount equal to the greater of $.01 per share, or the liquidation payment per share of Common Stock multiplied by a factor of 20, plus declared dividends to the date of the final distribution, whether or not such liquidation, dissolution or winding up is voluntary or involuntary on the part of the
Company.   Any shares of the Series A Preferred Stock which at any time have been redeemed or converted, shall, after such redemption or conversion, be automatically retired and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, until such shares are once more designated as part of a particular class or series by the Board of Directors.

Over-the-Counter Market

The Company's Common Stock is traded on the over-the-counter market on the OTC Bulletin Board of NASDAQ under the symbol "UTNF" as of October 21, 1999. A market in the stock is made by ACAP Financial, Inc., 47 West 200 S., Suite 101, Salt Lake City, Utah 84101, under the symbol "UTNF" with a trading range of $.10 to $.25. This market maker represents the only established public trading market for the Company's securities.

Transfer Agent

The Company's Transfer Agent is Corporate Stock Transfer whose address is 370 17th Street, Suite 2330, Denver, Colorado 80202-4611.

LEGAL MATTERS

Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by George P. Eshoo, Esq. George
P. Eshoo, Esq. owns 100,000 shares of the Company's common stock (of which 50,000 shares are included in this offering).

EXPERTS

The financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1999 has been incorporated by reference in this Prospectus and Registration Statement in reliance on the report of Feldman Sherb Horowitz & Co., P.C., independent accountants, upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

Article VII of the Articles of Incorporation of the Company provides as follows:

"The Corporation shall indemnify to the fullest extent permitted by the Colorado Statues which apply to corporations, as may be amended from time to time, any director or officer of the Corporation who is a party to or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."
                         ----------------------

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATNIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY

THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSANTCES, CREATE ANY IMPLICATION THAT
THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICATION OF AN OFFER TO BUY THE SHARES OF COMMON STOCK OFFERRED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY ONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         -------------------------
OCTOBER 25, 1999

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  PLAN INFORMATION

The information required by Part II, Item 1 is included in documents sent or given to the participants in the Consulting Agreements with Don Yu et alia.

Item 2.  REGISTRANT INFORMATION

The information required by Part II, Item 2 is included in documents sent or given to the participants in the Consulting Agreements with Don Yu et alia.

Item 3. Incorporation of Documents by Reference

The documents listed in (a) through (f) below are incorporated by reference
in this Registration Statement.   All documents subsequently filed by the
Registrant pursuant to Section 13(a). 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, for the fiscal year ended June 30, 1999.

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended
September 30,1998.

(c)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended
December 31,1998.

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,1999.

(e) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

(f) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

A description of the Registrant's securities as set forth in the Prospectus is incorporated as a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by George P. Eshoo, Esq. George
P. Eshoo, Esq. owns 100,000 shares of the Company's common stock (of which 50,000 shares are included in this offering).

Item 6. Indemnification of Directors and Officers

Article VII of the Articles of Incorporation of the Company provides as follows:

"The Corporation shall indemnify to the fullest extent permitted by the Colorado Statues which apply to corporations, as may be amended from time to time, any director or officer of the Corporation who is a party to or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy an expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

Inasmuch as the Consultants that received the Consultant Shares were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on
the exemption from registration provided by Section 4(2) of the Act.   As a
condition precedent to such grant, the Consultants were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant except upon sale of the shares of Common Stock pursuant to a registration statement.

Item 8. Exhibits

Exhibit		Description

(4)	Consulting Agreements and amendments thereto.

(5.1)	Opinion of George P. Eshoo, Esq. relating to the issuance of shares of securities pursuant to the above Consulting Agreement.

(23.1) Consent of Auditors.

(23.2) Consent of legal counsel is included in the opinion filed as exhibit
(5) hereto.

Item 9. Undertakings

(1)	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the Termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONALBE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIEMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF EMERYVILLE, STATE OF CALIFORNIA ON OCTOBER 25, 1999.

UNITED NATIONAL FILM CORP.
(Registrant)
By: /s/ Deno Paoli
Chairman/CEO
Date:   October 25, 1999

                          POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and Directors of United National Film Corporation, hereby severally constitute Deno Paoli, as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and Directors to enable United National Film Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

UNITED NATIONAL FILM CORP.
By: /s/ Deno Paoli                           By:/s/ Arthur Stashower
Chairman/CEO                                 President, Director
Date:   October 25, 1999                     Date: October 25, 1999

By:/s/ Peter Finch
Secretary/Treasurer, Director
Date:   October 25, 1999